Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2012, relating to the financial statements of Sonus Networks, Inc., and the effectiveness of Sonus Network Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Sonus Networks, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 27, 2012